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                                                                     EXHIBIT 8.1


                                December 23, 2002


To the Addressees Listed
   on Schedule I Attached Hereto

                  Re:      ABFS Mortgage Loan Trust 2002-4,
                           Mortgage Pass-Through Certificates, Series 2002-4

Ladies and Gentlemen:

                  We have acted as special tax counsel to ABFS 2002-4, Inc. (the "Unaffiliated Seller"), American Business Credit, Inc. ("ABC"), HomeAmerican Credit, Inc. d/b/a Upland Mortgage ("Upland"), and American Business Mortgage Services, Inc. ("ABMS", together with ABC and Upland, the "Originators") and American Business Financial Services, Inc. ("ABFS"), in connection with the issuance by the ABFS Mortgage Loan Trust 2002-4 (the "Trust") of its Mortgage Pass-Through Certificates, Series 2002-4, Class A, Class A-IO, Class M-1, Class M-2, Class B, Class X and Class R Certificates (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), JPMorgan Chase Bank, as trustee, back-up servicer and collateral agent (the "Trustee", the "Back-up Servicer" and the "Collateral Agent") and ABC, as servicer (the "Servicer").

         Terms capitalized herein and not otherwise defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

         As special tax counsel, we have examined such documents and records as we have deemed appropriate for purposes of rendering the opinions set forth below, including the following: (a) the Prospectus dated September 20, 2002 (the "Base Prospectus"), as supplemented by the Prospectus Supplement, dated December 18, 2002 (the "Prospectus Supplement"), and (b) an executed copy of the Pooling and Servicing Agreement.

         In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing and upon the assumptions set forth below, we are of the opinion, under the laws of the United States in effect as of the date hereof, that:

         1. Assuming that (a) each of the Sub-REMIC, REMIC I, REMIC II and the Master REMIC created under the Pooling and Servicing Agreement elects, as it has covenanted to do in the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, each of REMIC I, REMIC II and the Master REMIC will be treated as a REMIC.


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         2. Holders of the Class A, Class M-1, Class M-2 and Class B
Certificates will be treated for federal tax purposes as holding two separate investments: (i) the Class A, Class M-1, Class M-2 or Class B Certificates without the right to receive Net WAC Cap Carryover Amounts from the Supplemental Interest Trust, and (ii) the related right to receive Net WAC Cap Carryover Amounts from the Supplemental Interest Trust (the "Supplemental Interest Rights").

         3. Subject to the above, (a) the Class A Certificates, without the related Supplemental Interest Rights, (b) the Class A-IO Certificates, (c) the Class M-1 Certificates, without the related Supplemental Interest Rights, (d) the Class M-2 Certificates, without the related Supplemental Interest Rights,
(e) the Class B Certificates, without the related Supplemental Interest Rights and (f) the Class X Certificates will be treated as "regular interests" in the Master REMIC (the "Master REMIC Regular Interests"). The Class R-III Interest, evidenced by the Class R Certificates, will be treated as the sole "residual interest" in the Master REMIC.

         4. The REMIC II Regular Interests will be treated as the "regular interests," and the Class R-II Interest, evidenced by the Class R Certificates, will be treated as the sole "residual interest" in REMIC II.

         5. The REMIC I Regular Interests will be treated as the "regular interests," and the Class R-I Interest, evidenced by the Class R Certificates, will be treated as the sole "residual interest" in REMIC I.

         6. The Sub-REMIC Regular Interests will be treated as the "regular interests," and the Class R-S Interest, evidenced by the Class R Certificate, will be treated as the sole residual interest in the Sub-REMIC.

         7. The statements in the Prospectus and the Prospectus Supplement under the heading "Material Federal Income Tax Consequences," as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

         8. As a consequence of the qualification of each of the REMICs as a REMIC, the Master REMIC Regular Interests will be treated as "regular... interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code generally in the same proportion that the assets in the Master REMIC consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of each of the REMICs as a REMIC, interest on the Master REMIC Regular Interests will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c) of the Code to the extent that such Master REMIC Regular Interests are treated as "real estate assets" under Section 856(c) of the Code.
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         9. The Supplemental Interest Rights will not constitute (i) a "real estate asset" within the meaning of Section 856(c) of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code or a "permitted investment" within the meaning of
Section 860G(a)(5) of the Code if held by a REMIC; or (iii) assets described in
Section 7701(a)(19)(C) of the Code if held by a thrift.

         10. Assuming that the Trust acquires the Subsequent Mortgage Loans in the manner contemplated by the Pooling and Servicing Agreement, any such acquisition will not result in a "prohibited transaction" (as defined in the REMIC Provisions) for any REMIC held by the Trust, and will not cause any REMIC held by the Trust to cease to qualify as a REMIC.

         The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the documents relating to the transaction.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.


                                                     Very truly yours,


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                                   SCHEDULE I

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
American Business Credit, Inc.                                American Business Financial Services, Inc.
BalaPointe Office Centre                                      BalaPointe Office Centre
111 Presidential Boulevard, Suite 127                         111 Presidential Boulevard, Suite 127
Bala Cynwyd, PA 19004                                         Bala Cynwyd, PA 19004

HomeAmerican Credit, Inc.                                     American Business Mortgage Services, Inc.
   d/b/a Upland Mortgage                                      5 Becker Farm Road
BalaPointe Office Centre                                      Roseland, NJ 07069
111 Presidential Boulevard, Suite 127
Bala Cynwyd, PA 19004

Credit Suisse First Boston                                    ABFS 2002-4, Inc.
   Mortgage Securities Corp.                                  c/o American Business Credit, Inc.
Eleven Madison Avenue, 4th Floor                              BalaPointe Office Centre
New York, NY 10010                                            111 Presidential Boulevard, Suite 127
                                                              Bala Cynwyd, PA 19004

Moody's Investors Service, Inc.                               JPMorgan Chase Bank,
99 Church Street                                                 as Trustee, Back-up Servicer and Collateral Agent
New York, NY  10007                                           4 New York Plaza, 6th Floor
                                                              New York, NY 10004-2413

Standard & Poor's Ratings Services                            Credit Suisse First Boston Corporation,
55 Water Street                                                  as Representative of the Several Underwriters
New York, NY  10041                                           Eleven Madison Avenue, 4th Floor
                                                              New York, NY  10010






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